Exhibit 10.36

                       BORDERS GROUP, INC.
              VOLUNTARY DEFERRED COMPENSATION PLAN


1.  Purpose

The purpose of the Deferred Compensation Plan ( the "Plan") is to provide selected senior executive employees of Borders Group, Inc. (the "Corporation") and its Subsidiaries and Affiliates (hereinafter, with the Corporation, collectively referred to as the "Company") an opportunity to defer salary that they would otherwise receive from the Company in accordance with the terms and conditions set forth herein.

2.  Administration

The Plan shall be administered in accordance with its terms by the Compensation Committee of the Board of Directors of the Corporation (the "Committee"). The Committee shall have the authority to interpret the terms and provisions of the Plan and to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of the Plan as it shall from time to time deem advisable and as are consistent with the terms of the Plan.

3.  Eligibility

The Committee shall select those senior executive employees who shall be eligible to participate in the Plan.

Such persons shall be collectively referred to as the "Participant" or "Participants" as the case may be.

4.  Election to Defer

(a) A Participant may elect in writing to defer receipt of all or a specified portion of his/her base salary. Amounts deferred under this Paragraph 4(a) shall be referred to as the "Deferred Amounts." Such elections shall be irrevocable.

(b) Subject to Section 15 hereof, the election must be made prior to the beginning of the fiscal year (or period) to which the salary applies. A Participant must make a separate election with respect to each year of participation in the Plan. A new Participant in the Plan shall have 15 days following his/her selection by the Committee to make an election with respect to compensation to be earned for the balance of the fiscal year.

(c) Unless otherwise specified herein or in the Participant's deferral election, the period of deferral shall be until as soon as practicable after the Participant ceases to be a Covered Employee.

5.  Establishment of Deferred Compensation Account

At the time of the Participant's initial election to defer pursuant to Paragraph 4, the Company shall establish a memorandum account (a "Deferred Compensation Account") for such Participant on its books. Deferred Amounts shall be credited to the Participant's Deferred Compensation Account as of the day upon which the Participant would have received the amount in salary if the deferral election had not been made or at such other time or times as shall be established by the Committee with the consent
of the Participants.    Additions, as provided in Paragraph 6,
below, shall be credited to the Participant's Deferred Compensation Account as of the last day of each calendar quarter.

6.  Additions to Deferred Amounts

The Committee shall increase or decrease, as the case may be, the balance in the Participant's Deferred Compensation Account as of the last day of each fiscal quarter to reflect the performance of investments from time to time selected by the Committee after consultation with the Participant; provided, however, that the Company shall not obligated to invest any funds in any such investments. Such adjustments to the Participant's Deferred Compensation Account shall occur so long as there is a balance in the Account, regardless of whether the Participant has terminated employment with the Company or has died. Each Participant's Deferred Compensation Account will be separately adjusted to reflect only the performance of investments selected by the Committee to serve as the performance measurement of the applicable individual Participant, and thus the adjustment rates may vary from Participant to Participant.

7.  Payment of Deferred Amounts

(a) Except as otherwise provided in subparagraph (c) or (d) below and subject to paragraph 4(c) above, a Participant's Deferred Compensation Amount shall be paid, or commence to be paid, to the Participant, or the Participant's beneficiary, as soon as practicable after the date set forth in (i) or (ii) below, as elected by the Participant at least one year prior to the initial payment date (with such election(s) being subject to change by the Participant at any time prior to one year from the beginning payment date):

      (i) The date upon which the Participant ceases to be a Covered Employee; or

     (ii) The later of the date upon which the Participant ceases to be a Covered Employee or the date upon which he/she ceases to be an employee of the Company.

     In the event of the Participant's death, payment of the balance in the Participant's Deferred Compensation Account at the end of the fiscal year subsequent to the death of the Participant shall be made to the Participant's designated beneficiary, or if none, to the Participant's estate; provided, however, that the Participant or his or her beneficiary may elect to have installment payments continue as originally selected by the Participant.

(b) The Participant may elect to receive payment of balance in his/her Deferred Compensation Account either (i) in a lump sum or (ii) in such number of annual installments, not to exceed fifteen, as the Participant shall elect. The election must be made at least one year before the Deferred Compensation Amount is payable. If no election is made, a lump sum payment will be made.

(c) A Participant may elect to receive the balance in the Deferred Compensation Account upon the occurrence of a Change in Control of the Corporation. A "Change in Control" shall be deemed to have occurred if:

     (i) the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities representing more than 20% of the combined voting power of the Corporation is acquired by any "person" as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Corporation; any Subsidiary of the Corporation (i.e., any corporation of which a majority of the shares of voting stock are owned directly or indirectly by the Corporation); any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation; or any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of shares of the Corporation; or

     (ii) the shareholders of the Corporation approve a definitive agreement to merge or consolidate the Corporation with or into another corporation, or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

     (iii) during any period of three consecutive years, individuals who at the beginning of such period were members of the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period).

(d) Notwithstanding any other provision of the Plan or any election by a Participant, the Committee, in its sole discretion, may direct immediate payment of all or any portion of the then current value of such Participant's Deferred Compensation Account (i) in the event that a Participant incurs a severe financial hardship or becomes disabled, provided that, a hardship payment shall in no event exceed the amount necessary to alleviate such financial hardship; and (ii) upon termination of the Plan or under such other circumstances as the Committee may deem to be in the best interest of the Company or the Participant(s).

8.  Participant Reports

The Committee shall provide a statement to the Participant at least annually concerning the status of his/her Deferred
Compensation Account.

9.  Transferability of Interests

During the Deferral Period, all Deferred Amounts shall be considered as general assets of the Company for use as it deems necessary and shall be subject to the claims of the Company's creditors.

The rights and interests of a Participants during the Deferral Period shall be those of a general creditor except that such Participant's rights and interests may not be anticipated, assigned, pledged, transferred or otherwise encumbered except in the event of the death of the Participant, and then only to the designated beneficiary of such Participant or by will or the laws of descent and distribution.

10.  Amendment, Suspension and Termination

The Corporation may amend, suspend or terminate the Plan or any portion thereof in such manner and to such extent as it may deem advisable and in the best interests of the Company. Subject to paragraph 7(d) hereof, no amendment, suspension and termination shall alter or impair any then Deferred Amounts without the written consent of the Participant affected thereby.

11.  Definitions

(a) The terms "Affiliate" means any corporation or other entity which is not a subsidiary but as to which the Corporation or a Subsidiary possesses a direct or indirect ownership interest.

(b) The term "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Internal Revenue Code or any successor provision. All Participant's who have made the election under Paragraph 4(a) shall, for purposes of this Plan, be treated as continuing as a Covered Employee until the earlier of (i) the date upon which he/she ceases to be an employee of the Company or (ii) the end of the fiscal year for which the Participant is not a Covered Employee within the meaning set forth in Section 162(m) of the Internal Revenue Code or any successor provision. The foregoing shall not, however, preclude the redesignation of an employee as a Covered Employee in any subsequent fiscal year or, in the case of a former employee, upon re-employment by the Company.

(c) The term "Fiscal Year" shall mean the taxable year of the Corporation for federal income tax purposes.

(d) The term "Subsidiary" shall mean any corporation 50 percent or more of the voting stock of which shall at the time be owned directly or indirectly by the Corporation.

12.  Unfunded Obligation

The Plan shall not be funded, and no trust, escrow or other provisions shall be established to secure payments due under the Plan. A Participant shall be treated as a general, unsecured creditor at all times under the Plan.

13.  No Right to Employment

Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Company.

14.  Other Benefits

Any salary deferred under this Plan shall be included in creditable compensation in computing benefits under any employee benefit plan of the Company except the Borders Group Savings Plan (the "Savings Plan"). The Company shall annually credit the Participant's Deferred Compensation with 50% of the maximum elective deferral permitted to be made to a 401k plan for the applicable year. To illustrate, the credit for 1996 shall be
$4,750 representing 50% of $9,500.   Such Credit shall be made
on a pro rata basis on the dates that amounts are credited to the Participants' Deferred Compensation Accounts under Paragraph 5.

15.  Effective Date

The Plan shall be effective June 1, 1996. Eligible Participants shall be permitted to make an election within 60 days thereafter with respect to salary to be earned for the balance of the Corporation's 1996 fiscal year.